UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2007

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Terms of Performance Stock Unit Award. On December 17, 2007 the Compensation Committee of the Board of Directors of Leggett & Platt, Incorporated (the “Company”) approved the terms of a Performance Stock Unit Award. The award is authorized by the Company’s Flexible Stock Plan, amended and restated, effective as of May 4, 2005 filed March 23, 2005 as Appendix B to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders.

As of the date of this filing, no Performance Stock Unit Award has been granted. It is anticipated that awards will be granted annually, beginning in January 2008, to certain officers and operating executives including David S. Haffner, CEO; Karl G. Glassman, COO; Matthew C. Flanigan, CFO; and Paul R. Hauser, SVP, President – Residential Furnishing Segment.

With limited exceptions, the Performance Stock Unit Awards will vest at the end of a 3-year performance period based on the Company’s Total Shareholder Return (“TSR” as defined in the attached Form of Performance Stock Unit Award Agreement), relative to a peer group consisting of all the companies in the Industrial, Consumer Discretionary and Materials sectors of the S&P 500 and S&P 400. Vested stock units will be converted to shares of Company common stock on a one-to-one basis and issued following the end of the performance period. Performance Stock Units may not be transferred, assigned or pledged, and have no voting or dividend rights.

At the beginning of the performance period, the executive is granted a base award of a certain number of Performance Stock Units. Depending on how the Company’s TSR ranks within the peer group at the end of the performance period, the executive will be issued shares of the Company’s common stock equal to a percentage of the base award. The percentage ranges from 0% for performance below the 25th percentile to 175% for performance at or above the 75th percentile, as illustrated below.

PAYOUT SCHEDULE

Performance Level	Percentile Rank	Payout %
Maximum	>=75th	175%
Target	50th	75%
Threshold	25th	25%
	< 25th	0%

Payouts will be interpolated (as outlined in the attached Form of Performance Stock Unit Award Agreement) for percentile ranks falling between threshold, target and maximum achievement levels.

If the executive has a separation from service other than for retirement, death or disability, before the Performance Stock Unit Award is vested, it is forfeited. In the event of retirement, death or disability, the Performance Stock Units will vest on a pro-rata basis for each full calendar year of service performed and will be converted to shares of Company common stock at the end of the performance period.

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The foregoing is only a summary of certain terms and conditions of the award and is qualified in its entirety by reference to the Form of Performance Stock Unit Award Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description
10.1	Form of Performance Stock Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: December 18, 2007	By	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Performance Stock Unit Award Agreement

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